As filed with the Securities and Exchange Commission on June 6, 2013

Registration No. 333- _____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________

PRICELINE.COM INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-1528493
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization	Identification No.)

__________________________

800 Connecticut Avenue
Norwalk, Connecticut 06854
(Address of Principal Executive Offices) (Zip Code)
__________________________

1999 Omnibus Plan, as Amended
(Full Title of the Plan)
__________________________

Peter J. Millones, Esq. priceline.com Incorporated Executive Vice President, General Counsel and Corporate Secretary 800 Connecticut Avenue Norwalk, Connecticut 06854

(Name and Address of Agent for Service)

(203) 299-8000

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non−accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b−2 of the Exchange Act (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non−accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.008 per share	2,400,000	$802.53	$1,926,072,000	$262,716.22

(1) The maximum number of shares which may be sold or issued under the Plan is subject to adjustment in accordance with certain anti‑dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement includes, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti‑dilution and other provisions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act. The fee is calculated on the basis of the average of the high and low sale prices per share of common stock as quoted on The NASDAQ Global Select Market on June 4, 2013.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Priceline.com Incorporated (the "Registrant" or "priceline.com") incorporates by reference the documents listed below (other than, in each case, documents or information that is deemed to have been furnished and not filed in accordance with the rules of the Securities and Exchange Commission) (the "SEC" or the “Commission”):

(a)	The Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2012, filed on February 27, 2013;

(b)
All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Registant's Annual Report referred to in (a) above; and

(c)	The description of the Registrant's common stock contained in the registration statement on Form 8-A filed on March 18, 1999 under Section 12(g) of the Exchange Act.

All documents filed or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities described herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The validity of the shares being offered hereby has been passed upon for the Registrant by Peter J. Millones, Executive Vice President, General Counsel and Corporate Secretary of the Registrant. As of the date of this registration statement, Mr. Millones beneficially owns 3,903 shares of common stock of the Registrant. Mr. Millones is eligible to participate in the plan and has received in the past and may receive in the future benefits under the plan.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director actually and reasonably incurred.

Article Seventh of the Registrant's Amended and Restated Certificate of Incorporation provides that:
(1)the Registrant shall indemnify its directors and officers to the fullest extent permitted by law, provided that any proceeding initiated by any director or officer (other than a proceeding to enforce rights to indemnification) must be authorized or consented to by its Board of Directors;
(2)the Registrant may, to the extent authorized from time to time by its Board of Directors, indemnify its other employees and agents to the extent that it indemnifies its officers and directors;
(3)the right to indemnification in Article Seventh includes the right to be paid by the Registrant the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition; and
(4)the rights conferred in Article Seventh are not exclusive of any other right any person may have or acquire under the Amended and Restated Certificate of Incorporation, the By-Laws of the Registrant, any statute, agreement, vote of stockholders of the Registrant or disinterested directors of the Registrant or otherwise.

    Section 145 of the DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify such person against such liability. The Registrant has obtained officers’ and directors’ liability insurance for the members of its Board of Directors and executive officers for certain losses arising from claims or charges made against them while acting in their capacities as directors and officers of the Registrant.

In addition, Section 102(b)(7) of the DGCL provides that the certificate of incorporation of a corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. Article Fifth of the Registrant's Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors to the fullest extent permitted by the DGCL.

The Registrant has also entered into indemnification agreements with certain officers of the Registrant and its subsidiaries, indemnifying each such person against losses, liabilities and expenses arising out of any claims made against such person by reason of his or her being a director or officer of the Registrant. Among other exclusions, the Registrant shall not indemnify any person with respect to claims involving breach of duty of loyalty, willful or intentional misconduct, gross negligence or a knowing and willful violation of law, unlawful payment of a dividend or distribution or unlawful stock or equity purchase or redemption, or any receipt of an improper personal benefit.

Item 7.        Exemption from Registration Claimed.

Not Applicable.

Item 8.        Exhibits.

The Exhibits to this registration statement are listed in the Exhibit Index on page 9.

Item 9.    Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post‑effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on the 6th day of June 2013.

PRICELINE.COM INCORPORATED

By:	/s/ Jeffery H. Boyd
Jeffery H. Boyd
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Peter J. Millones and Daniel J. Finnegan, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Director
Tim Armstrong

/s/ Howard W. Barker, Jr.	Director	June 6, 2013
Howard W. Barker, Jr.

/s/ Jeffery H. Boyd	Chairman, President and Chief Executive Officer	June 6, 2013
Jeffery H. Boyd	(Principal Executive Officer)

/s/ Jan L. Docter	Director	June 6, 2013
Jan L. Docter

/s/ Jeffrey E. Epstein	Director	June 6, 2013
Jeffrey E. Epstein

/s/ James M. Guyette	Director	June 6, 2013
James M. Guyette

/s/ Nancy B. Peretsman	Director	June 6, 2013
Nancy B. Peretsman

/s/ Thomas E. Rothman	Director	June 6, 2013
Thomas E. Rothman

/s/ Craig W. Rydin	Director	June 6, 2013
Craig W. Rydin

/s/ Daniel J. Finnegan	Chief Financial Officer and Chief Accounting Officer	June 6, 2013
Daniel J. Finnegan	(Principal Financial and Accounting Officer)

EXHIBIT INDEX
Exhibit Number    Description

4.1(a)	Amended and Restated Certificate of Incorporation of the Registrant

4.2(b)	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant, dated June 13, 2003.

4.3(c)	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant, dated June 3, 2009.

4.4(d)	Amended and Restated By-Laws of the Registrant.

5.1	Opinion of Peter J. Millones, Esq., Executive Vice President, General Counsel and Corporate Secretary of the Registrant.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Peter J. Millones, Esq. (contained in the opinion filed as Exhibit 5.1 hereto).

24.1	Power of Attorney (included on Signature Page).

99.1(e)	1999 Omnibus Plan, as amended.

(a)	Previously filed as an exhibit to Amendment No. 1 to Registration Statement on Form S-1 (Registration No. 333-69657) filed on February 16, 1999 and incorporated herein by reference.

(b)	Previously filed as an exhibit to the Registration Statement on Form S-3 (Registration No. 333-109929) filed on October 23, 2003 and incorporated herein by reference.

(c)	Previously filed as an exhibit to the Current Report on Form 8-K filed on June 5, 2009 (File No. 0-25581) and incorporated herein by reference.

(d)	Previously filed as an exhibit to the Annual Report on Form 10-K/A filed on February 27, 2013 (File No. 0-25581) and incorporated herein by reference.

(e)	Previously filed as an exhibit to the Current Report on Form 8-K filed on June 6, 2013 (File No. 0-25581) and incorporated herein by reference.